Exhibit 10.03



                 MANAGEMENT AGREEMENT - THE INN AT THE AMETHYST


         This Management Agreement (the "Agreement") dated as of the 16th day of March, 1998, is by and between CAREMATRIX OF THE INN AT THE AMETHYST, INC., a Delaware corporation with an address of 197 First Avenue, Needham, Massachusetts 02194 (the "Lessee"), and NETWEST DEVELOPMENT CORPORATION, an Arizona corporation, with an address of 2221 East Broadway Boulevard, Suite 211, Tucson, Arizona 85719 (the "Manager").

         WHEREAS, pursuant to that certain Facility Lease Agreement of even date herewith, by and between Desert Amethyst Phase II Limited Partnership, an Arizona limited partnership, as lessor (the "Owner"), and the Lessee, as lessee (the "Lease"), the Lessee has leased a retirement, independent living and assisted living facility located in Peoria, Arizona, which is comprised of eighty-one (81) units and is known as the "The Inn at the Amethyst Assisted Living Community" (the "Facility");

         WHEREAS, the Lessee has determined that the hiring of a management company to provide day-to-day management of the Facility is necessary for the efficient operation of the Facility;

         WHEREAS, the Manager has represented that it is experienced in the management of assisted living, independent living and other senior housing facilities which promote clean, safe and secure living environments for its residents, and, is knowledgeable as to the state and federal requirements governing the licensure, operation and accreditation of such facilities and that the employees of the Manager rendering health care services are qualified health care professionals or are rendering such services under the direction of qualified health care professionals;

         WHEREAS, the Manager has represented that the officers, directors and employees of the Manager are qualified to render high quality care and services to its residents,

         WHEREAS, based upon the Manager's representations set forth herein, the Lessee has determined that the hiring of the Manager is cost-effective and consistent with the Lessee's desire to provide high quality care and services to the residents at the Facility at the lowest reasonable cost;

         WHEREAS, the Lessee has determined that the hiring of the Manager on the terms and conditions hereinafter set forth will not prevent it from exercising ultimate control over the policies and operations of the Facility; and

         WHEREAS, the Manager is willing to manage the day-to-day operations of the Facility on the terms and conditions hereinafter set forth.


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         NOW, THEREFORE, the parties hereto agree as follows:

         1. General Duties. The Lessee engages the Manager to manage, supervise and operate the Facility with the objective of providing quality care and assisted and independent living services to the residents of the Facility and to carry out the general duties relating to the day-to-day operation of the Facility under the general supervision and direction of the Lessee which duties include, but are not limited to, the following:

         Supervise the performance of all such administrative functions as may be necessary in connection with the management of the Facility; select, hire (or contract with), train, supervise, monitor the performance of, and discipline, promote or terminate (subject to the rights of the Lessee under Paragraph 2.1 of this Agreement to approve the hiring, disciplining and termination of the Administrator and all other Department Heads) all personnel involved in the administration, and the day-to-day operation of the Facility, including, without limitation, management, resident assistants, and other health care personnel, custodial, food service, cleaning, maintenance and other operational personnel, and secretarial or bookkeeping personnel, each of whom shall be employees of the Manager; provide centralized accounting, billing, purchasing and bill payment functions for the Facility; establish systems of accounts and supervise the maintenance of ledgers and other primary accounting records by the personnel of the Facility; supervise the financial affairs of the Facility, establish and supervise the implementation of operating and capital budgets, including those required to establish reimbursement rates with respect to state or federal entitlement programs as well as self pay rates, if any; the preparation and maintenance of true, complete and accurate records necessary for the preparation of such operating budgets; determine which items of cost and expense properly relate to resident care; establish and administer financial controls over the operation of the Facility; develop and establish financial standards and norms by which the income, costs and operations of the Facility may be evaluated; serve as advisor and consultant in connection with policy decisions to be made by the Lessee; furnish such reports to the Lessee as the Lessee may reasonably request and/or as the Lessee or the Owner may be required to provide to any Lender (as hereinafter defined) under any Loan Documents (as hereinafter defined), and provide the Lessee with economic and statistical data in connection with or relative to the operations of the Facility; represent the Facility in its day-to-day dealings with regulatory and ratesetting authorities. The Manager shall provide the Lessee with rate setting and cost reporting information prior to submission (including preparation and submission of reports for reimbursement), creditors, residents, personnel, agents for collection and insurers; act as agent for the Lessee in disbursing or collecting the funds of the facility, in paying the debts and fulfilling the obligations of the Facility; coordinate and supervise a marketing plan for the Facility to insure that the Facility obtains full occupancy as soon as possible, and after the Facility has achieved full occupancy to assist in the development of an annual marketing plan and budget to maintain the resident census at a proper level; to do all other things necessary or proper in connection with the daily operation and management of the Facility,


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         including, without limitation, everything necessary to ensure compliance with the Public Health Code of the State of Arizona and with any other local, state or federal requirements governing or applicable to retirement, independent living and/or assisted living facilities; and, under the general supervision of the Lessee, to plan for future operations and to establish long range policies and goals for the Facility; the Manager will, at a minimum, meet on a monthly basis with Lessee's representatives and the Administrator to review financial and operational statistics of the Facility; the Administrator, in addition, will attend monthly administration meetings and educational programs.

         Without limiting the foregoing, the Manager further agrees that it will:

                  (a) perform its duties and responsibilities hereunder, in compliance with all applicable legal requirements;

                  (b) supervise and direct the management and operation of the Facility as a retirement, independent living and assisted living facility, exercising the highest degree of care used by an experienced management company, given the financial resources available to the Facility, the location of the Facility, the restrictions of applicable legal requirements and all other relevant circumstances pertaining the Facility;

                  (c) perform its duties and responsibilities hereunder in accordance with, and take such actions as are necessary in order to enable the Owner to maintain its compliance with, the conditions, covenants and requirements set forth under any Loan Documents relating to the management and/or operation of the Facility [and, without limiting the provisions of
                           Section 19, the Manager acknowledges that in the event of any conflict between the provisions hereof and the provisions of any Loan Documents or the HUD Regulatory Agreement (as defined under the Lease) pertaining to the management and/or operation of the Facility, the provisions of the Loan Documents or the HUD Regulatory Agreement, as applicable, shall control]; and

                  (d) consult with the Lessee and keep the Lessee advised as to all major policy and business matters relating to the Facility.

         As used herein, the term "Loan Documents" shall mean all documents, instruments and agreements now or hereafter executed by the Owner evidencing and/or securing any loan secured by a mortgage, deed of trust or other lien encumbering the Facility.

         As used herein, the term "Lender" shall mean any party that holds the lender's interest (or any portion thereof) under any Loan Documents.


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                  1.1 Opinion of Counsel. The Manager shall have the duty to consult with counsel for the Lessee whenever questions arise as to the meaning and interpretations of the phrase "relating to resident care" as such phrase is used above with reference to the submission of expenses for reimbursement pursuant to applicable state or federal statutes or regulations relating to entitlement programs. The Manager shall be entitled to rely upon any such opinion when rendered by counsel.

         2. Specific Duties. Without limiting the generality of the foregoing, the Manager shall have the following specific duties.

                  2.1 Employees. The Manager shall recruit, evaluate, select, and hire a qualified and properly licensed Administrator who shall be responsible for the functional operation and management of the Facility and the supervision of the Facility personnel, on a day-to-day basis, as well as all on-site medical, resident assistance, custodial, food service, cleaning, maintenance, secretarial and bookkeeping personnel for the day-to-day operations of the Facility. All such personnel shall be employees of the Manager, and the Manager shall retain full responsibility for payment of their wages, salaries and other compensation and benefits from the Gross Revenues (as hereinafter defined) of the Facility. The Manager shall, subject to approval by the Lessee, establish necessary and desirable personnel policies and procedures, wage structures and staff schedules for Facility personnel. The Manager shall have the authority to hire, discipline, promote and discharge employees of the Lessee who participate in the day-to-day operation and administration of the Facility; provided, however that both the Manager and the Lessee must approve the hiring and/or firing of the Administrator and the Department Heads. Such approval shall not be unreasonably withheld. With respect to all Facility employees, the Manager shall maintain payroll records and shall prepare bi-weekly or semi-monthly payrolls, withholding taxes and Social Security taxes, shall prepare and submit all required State and Federal Tax or Benefit returns required with respect to such employees, including, without limitation, the returns required by FICA, FUTA and all applicable unemployment compensation laws; shall maintain in force all levels of workers' compensation insurances required under applicable law; and shall prepare and submit to the Lessee any certificates of payroll expenses as may be reasonably requested by the Lessee.

                  The Manager shall provide the Lessee with monthly reports of all hiring, disciplinary actions, promotions and firings at the Facility for the month, and any other reports or materials reasonably requested by the Lessee.

                  2.2 Purchasing. The Manager shall purchase for the account of the Lessee all necessary foodstuffs, supplies, materials, appliances, tools and equipment necessary in the operation of the Facility. The Manager shall arrange contracts for electricity, gas, telephone, cable television and any other utility or service necessary to the operation of the Facility. The Manager shall, on behalf of the Lessee, contract


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         for and supervise the making of any necessary repairs, alterations, and improvements to the Facility; provided, however, that in the case of any capital expenditure, alteration or improvement, the cost of which exceeds FIVE THOUSAND DOLLARS ($5,000), the Manager shall obtain the prior written approval of the Lessee; and provided, further, that no such prior written approval shall be required if the expenditure is made under circumstances requiring emergency action so long as the Manager attempts to notify the Lessee on a concurrent basis. The
         Manager shall prepare and submit to the Lessee any certificates of purchasing expenses incurred for the Facility as may be reasonable requested by the Lessee or required under any Loan Documents or the Lease.

                  2.3 Collection of Accounts. The Manager shall prepare and submit bills and collect for the account of the Lessee any and all moneys owing to the Lessee, including, but not general to sums due from residents.

                  2.4 Bookkeeping. The Manager shall establish and maintain a record and bookkeeping system for the operation and conduct of business at the Facility in accordance with generally accepted accounting principles consistently applied. Books and records at the Facility shall be maintained by an employee of the Manager. Full books of account with entries of all receipts and expenditures related to the operation of the Facility shall be maintained at the offices of the Manager and shall be open for inspection by representatives of the Lessee during normal business hours. The Manager shall be responsible for filing all local, state and federal tax returns relating to the operation of the Facility, with the exception of income tax returns, and shall be responsible for penalties, interest, and audit costs arising out of late, inaccurate, or incomplete filings, or the Manager's failure to file such tax returns (provided, however, that the Lessee makes available sufficient funds for payment of any taxes due and has approved and executed any necessary returns in a timely fashion).

                  2.5 Financial Reports. The Manager shall furnish to the Lessee the following financial reports:

                  (a)      as soon as possible and not later than thirty-five
                           (35) days after the close of each calendar month, a balance sheet as of the end of the month and a statement of income and retained earnings for the month and for the year to date together (with a comparison to the budget) with detailed statement of receipts, disbursements, accounts payable and accounts receivable as of the end of such monthly period (with a comparison to the budget), provided, however, that the computer services or any other charges connected with the preparation of such information shall not be an expense of the Lessee;

                  (b)      as soon as possible and not later than forty-five
                           (45) days after the close of each fiscal year, a year-end compilation report including a


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                           balance sheet as of the end of such year and a
                           statement of income and retained earnings;

                  (c) as soon as possible after the close of the year for rate-setting purposes and not later than the applicable deadline, a year-end cost report showing cost and expenditures relating to resident care, such report in all respects, being in compliance with the requirements of any entity or authority to whom the Lessee may be obligated to furnish reports all in a form suitable for submission to the party;

                  (d) as soon as possible after the end of each quarter commencing with the first quarter for which a calculation is required to be made pursuant to any agreement by and between the Lessee and any lender, such unaudited financial statements, rate covenant, calculation or other indication of compliance as may be required under any Loan Documents; and

                  (e) such other and further reports or calculations as may be required under any Loan Documents or the Lease in accordance with the deadlines set forth therein.

                  2.6 Residents. The Manager shall use its best efforts to maintain the resident census at the Facility in such numbers and in such a manner as in the Manager's judgment, will tend to maintain the financial stability of the Facility and, without limiting any of the other provisions set forth herein, will comply with the operational conditions, covenants and requirements relating to the Facility set forth in any Loan Documents or the Lease.

                  2.7 Budgets. The Manager shall prepare and submit to the Lessee the following: (a) as soon as possible and not later than thirty
         (30) days before the close of each fiscal year, or on such earlier date as may be required under any Loan Documents or the Lease, a detailed written capital and operating budget for the next succeeding fiscal year (broken down by month) showing projected ordinary and extraordinary expenditures and projected revenues for such budget period; and (b) such other budgets as may be reasonably required under any of the Loan Documents or the Lease or by any governmental authority having jurisdiction over the Facility.

                  2.8 Certification, Licenses and Accreditation. The Manager shall prepare all reports and materials and follow all procedures necessary to obtain and/or maintain all federal and state certificates, licenses and accreditation necessary to maintain the Facility as a retirement, independent living and assisted living facility.

                  2.9 Liaison with Agencies. To the extent desired by the Lessee, the Manager shall represent the Lessee in all formal or informal proceedings before all


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         state and federal agencies engaged in the regulation, payment, rate-setting, and/or licensing of retirement, independent living and assisted living facilities. The Lessee reserves the right to approve all settlements prior to their finalization.

                  2.10 Insurance. The Manager shall obtain and maintain at the Lessee's expense and on behalf of the Lessee and with the Lessee's prior written approval, all necessary liability, fire and extended coverage workers' compensation, business interruption (to the extent required under any Loan Documents) and malpractice insurance covering the Facility, its equipment, and the employees of the Manager employed at the Facility; which policies of insurance shall name the Lessee and the Manager as coinsured and shall name the Owner and any Lender as an additional insureds. Such insurance, in kinds and amounts acceptable to the Lessee, the Owner, the Department (as defined under the Lease) under the HUD Financing Documents (as defined under the Lease) and any Lender in accordance with the terms of any Loan Documents, shall be written by a responsible insurance company or companies satisfactory to the Lessee, the Owner, the Department and any Lender and, upon any request of the Lessee, made from time to time, a certificate of insurance shall be provided to the Lessee, the Owner, the Department and any Lender. The Lessee shall retain the right to designate any insurance agent or agency of its choice through which such insurance shall be obtained. The insurer shall agree to notify the Lessee in writing in advance of any intended cancellation of such insurance policies. With limiting any other provisions set forth herein, the Manager acknowledges and agrees that all such insurance obtained and maintained hereunder must satisfy the applicable conditions and requirements set forth under any Loan Documents and under the Lease.

                  2.11 Technical and Professional Services. The Manager may, with the prior written approval of the Lessee and at the Lessee's expense, secure such engineering, legal, and other specialized technical and professional services as may be necessary to advise or to represent the Lessee in connection with any matter involving or arising out of the Lessee's use and/or operation of the Facility and/or the conduct of the affairs of the Facility.

                  2.12 Marketing. The Manager will maintain, develop and/or coordinate advertising and promotional materials, internal and external public relations programs, sales and staff development programs, and customer satisfaction programs for the Facility. The Manager shall develop a yearly marketing plan and budget based on the Facility's yearly census program and image.

                  2.13 Administrative. The Manager shall:

                           (i) establish, implement and supervise procedures to
                  provide staff review of all operational areas. The status of such reviews shall be discussed and/or addressed in regularly scheduled quarterly meetings and at other


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                  meetings as may be necessary or desirable with the Lessee and the Administrator; and

                           (ii) provide on-going review and monitoring of all
                  obligations of the Facility to regulatory agencies with respect to inspections and compliance requirements for licensing of the Facility (which status shall be reviewed in regularly scheduled quarterly meetings and at other meeting as may be necessary or desirable with the Lessee).

                  2.14 Plant and Maintenance. The Manager shall:

                           (i) in consultation with the Lessee, address all
                  reasonable and customary maintenance items (it being understood that any such items may be provided by outside parties if economically feasible), and to the extent reasonably deemed feasible by the Manager, the services or regular maintenance employees shall be used; and

                           (ii) contract with qualified independent contractors
                  for the maintenance and repair of air-conditioning systems and laundry equipment and for extraordinary repairs beyond the capability of regular maintenance employees.

                  2.15 Lease Obligations and Obligations under the HUD Financing Documents. The Manager acknowledges that it has received a copy of the Lease and the HUD Financing Documents and is familiar with the terms thereof. Notwithstanding any other provision of this Agreement, the Manager agrees that in the event the Manager's obligations hereunder conflict or are inconsistent with the obligations of Lessee under the Lease or any of the obligations under the HUD Financing Documents, the obligations of the Manager herein shall be automatically modified without any action on the part of the parties hereto so as to comply with all such conflicting or inconsistent terms of the Lease and the HUD Financing Documents.

         3. Management Fee. The Manager shall be paid for the services rendered by it hereunder a management fee equal to four and 75/100 percent (4.75%) of the Gross Revenues resulting from the operation of the Facility (the "Management Fee") payable in equal monthly installments, in arrears. The Management Fee shall be due on or before the fifteenth day of each month following the month in which services were rendered. Unpaid Management Fees shall bear interest from the due date therefor at the rate of ten percent (10%) per annum. The term "Gross Revenues" shall be defined to mean all of the gross collectible rental receipts from residents of the Facility plus ancillary revenues less bad debt. The Management Fee shall be automatically subordinate to the payment of rent under the Lease and the Manager hereby agrees to execute and deliver any and all documents, agreements, and instruments requested by the Owner to further evidence such subordination.


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         4. Expenses.

                  4.1 Lessee Expenses. Except as herein expressly otherwise provided, the Lessee shall bear all the expenses of operating the Facility not assumed by the Manager and, without limiting the generality of the foregoing, it is specifically agreed that the following expenses of the Facility shall not be borne by the Manager:

                  (a) Fees and expenses of any independent professional expressly retained by the Lessee, or retained by the Manager for the account of the Lessee with the prior written permission of the Lessee, for any purpose.

                  (b) Interest and discounts on indebtedness incurred or assumed by the Lessee.

                  (c) Taxes, imposts, levies or other charges on the existence, operation, receipts, income or property of the Lessee; provided, however, that all interest and penalties incurred as a result of the Manager's failure to timely file all returns which the Manager is required to file pursuant to this Agreement, or to make timely payment of all taxes, levies, imposts, or other charges, to the extent that sufficient funds were available to the Manager as of the date such payments were due and to the extent that the Lessee had timely approved and executed any necessary returns in connection therewith, shall be the responsibility of the Manager.

                  (d) Expenses connected directly or indirectly with the design, acquisition, disposition or ownership of real and personal property devoted, used, or consumed in the business of the Facility, including, without limitation, expenses incurred in connection with maintenance, repair and improvement of such real and personal property; all real estate and personal property tax assessed against such property, premiums for property and liability insurance on property leased by the Lessee; brokerage commissions; and fees and expenses of consultants, managers and agents retained directly by the Lessee.

                  (e)      The Management Fee.

                  (f) Legal fees and related expenses pertaining to the sale, mortgaging or leasing of property, litigation and proceedings relating to rates and charges at the Facility, and any other litigation or proceedings to which the Lessee is a party. Such fees shall not, however, include those fees resulting from or arising out of negligence by the Manager.


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                  (g)      Principal and interest on any loan to the Owner
                           payable under the Loan Documents (as the same may be passed through to the Lessee as a rent obligation under the Lease).

                  (h) Principal and interest on any loan to the Lessee relating to the Facility.

                  (i) Salary and expenses (including, without limitation, payroll taxes, cost of employee benefit plans, travel, insurance and fidelity bonds) of the employees of the Manager employed at the Facility.

                  In the event there are insufficient funds available to the Manager to pay expenses which the Manager is authorized to incur and pay hereunder, including without limitation, any taxes to be paid on behalf of the Lessee by the Manager and the Management Fee, the Manager shall promptly notify the Lessee in writing of the amount necessary to pay such deficit (and the reason for such deficit) and the Lessee shall provide such necessary funds to the Manager within ten (10) days after receipt of such notice.

                  4.3 Deposit and Disbursement of Funds and Fidelity Bond.

                  (i) The Manager shall establish and administer the overall rate structure of the Facility and shall supervise the issuance of bills and the collection of accounts as the true and lawful attorney-in-fact for the Lessee. The Manager shall take possession of and endorse the name of the Lessee on all notes, checks, money orders, insurance payments, and any other instruments received in payment of accounts described below.

                  (ii) The Manager shall establish such accounts for the Facility in the Manager's name, separate from all other accounts and funds of the Manager, with a bank or banks whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") or with a savings and loan institution or institutions whose deposits are insured by the Federal Savings and Loan Insurance Corporation ("FSLIC") as it deems necessary or desirable. The Manager on behalf of the Lessee shall use reasonable efforts to collect (if necessary using legal counsel approved in writing by the Lessee) when due all charges receivable by the Lessee (whether from residents, third-party payors or others) in connection with the operation of the Facility and deposit all monies received in such accounts. The Manager and the Lessee shall deposit into such accounts all monies furnished by the Lessee as working funds and all receipts and monies arising from the operation of the Facility or otherwise received by the Lessee or by the Manager for and on behalf of the Lessee.

                  (iii) Draws on such accounts may be made by the sole signature of an authorized representative of the Manager (or by wiring instructions from such authorized representative of the Manager) and shall be paid to the Manager (or its


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         affiliates) to reimburse the Manager (or its affiliates) for payments made pursuant to this Agreement by the Manager (or its affiliates) from its own accounts. The Lessee hereby appoints the Manager for the term of this Agreement as the Lessee's true and lawful attorney-in-fact to withdraw, by writing checks against such accounts, funds for reimbursement of all amounts payable pursuant to this Agreement in connection with the operation of the Facility. The Manager shall disburse and pay in the same form such accounts on behalf and in the name of the Lessee in such amounts and at such times as the same are deemed by the Manager to be appropriate or required to be made in connection with, first, payments required by the Lease, and second, payments of ownership, maintenance and operating expenses of the Facility and the other costs, expenses and expenditures provided for in this Agreement (other than the Manager's Management Fee) and third, payment of the Management Fee provided for in Paragraph 3 hereof.

                  (iv) The Manager will furnish a fidelity bond which is at least equal to the gross potential income of the Facility for two (2) months and is conditioned to protect the Owner, the Lessee, the Department and any Lender against the misapplication of Facility funds by the Manager, its employees and representatives and any other employees of the Facility. The other terms and conditions of the bond and the surety thereon, will be subject to the approval of the Lessee. If any of the Manager's principals and/or supervisory staff have access to funds or accounts of the Lessee or the Facility, the Manager will pay fidelity bond costs for its principals and supervisory staff. The bond costs for employees of the Manager employed at the Facility will be paid by the Manager from the Gross Revenues of the Facility.

         5. Duty of the Manager. The Manager shall render the services called for hereunder in the utmost good faith, and the Manager acknowledges that it is acting in fiduciary capacity with respect to the Lessee and owes the Lessee the highest duty of care.

         6. Relationship of the Parties. The Lessee and the Manager are not partners or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint ventures or impose on either of them any liability as partners or joint venturers. All dealings between the Lessee and the Manager are at arms length as between non-related parties as independent contractor and Lessee.

         7. Term and Termination.

                  7.1 Period of the Term. This Agreement shall continue in force for a period of fifteen years (15) commencing on March 16, 1998 (the "Commencement Date") and terminating on March 15, 2013 unless earlier terminated pursuant to Paragraph 7.2. The Lessee shall have the option to extend the Agreement for three (3) additional five (5) year renewal terms upon ninety (90) days written notice to the Manager.


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                  7.2 Termination for Cause. Except for a failure by the Lessee to pay the Manager the Management Fee as a result of the subordination described in Paragraph 3 of this Agreement, either party may terminate this Agreement for "cause" by delivering thirty (30) days written notice to the other. "Cause" shall include, but not be general to, each of the following:

                  (i) the violation by either party of any material provision in or obligation imposed by this Agreement (other than the failure of the Lessee to pay the Management Fee as a result of the subordination described in Paragraph 3 of this Agreement) which violation shall not have been cured to the reasonable satisfaction of the other party within thirty (30) days following the date on which written notice of termination has been received by the party who has violated a material provision or obligation imposed by this Agreement;

                  (ii) any illegal or improper act engaged in by either party in the operation of the Facility;

                  (iii) if the other party files or has a petition or complaint in receivership or bankruptcy filed against it which has not been dismissed within ninety (90) days of such filing; or

                  (iv) if the Lessee is required pursuant to the terms and conditions of any Loan Documents or the Lease to retain new management for the Facility.

                  If this Agreement is terminated for cause, the Lessee shall pay the Manager any installment(s) of the Management Fee then accrued under this Agreement together with any reimbursable expenses then due within fifteen (15) days after such termination, and neither party shall have any further obligations to the other.

                  7.3 Termination for Failure to Pay Management Fee on a Timely Basis. The Manager may terminate this Agreement upon thirty (30) days written notice of the Lessee's failure to pay the Management Fee when due unless the Lessee cures the payment default within thirty (30) days after receiving written notice form the Manager; provided, however, if such failure to pay the Management Fee on a timely basis is due to a subordination of the Management Fee as provided in Paragraph 3 of this Agreement, then the Manager shall only have the right to terminate this Agreement for failure to be paid on a timely basis upon sixty (60) days written notice to the Lessee if the Manager has not received the Management Fee on a timely basis for a period of four (4) consecutive months.

                  7.4 Termination Due to Change in Ownership or Control. In the event that the Lessee assigns its interest in the Lease to any non-related party or any other


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


         permitted transfer described in Section 19.4 of the Lease occurs, the Lessee shall have the right to terminate the Agreement by giving the Manager ninety (90) days' prior written notice. Such notice must be given prior to the consummation of such assignment or other permitted transfer. Related parties shall include, but not be limited to, family members, relatives, employees and business partners.

                  The Manager shall be paid by the Lessee prior to or at the consummation of such assignment or other permitted transfer for any services rendered through the termination date and any other outstanding sums.

                  7.5 Termination Due to Breach under HUD Financing Documents. The HUD Secretary (as defined under the Lease) may terminate this Agreement in the event of (a) any failure by the Manager to comply with the terms of the Management Certificate or other good cause, thirty (30) days after the Department and/or HUD Secretary has mailed the Lessee and the Manager a notice of termination and (b) any default under any of the HUD Financing Documents (including, without limitation, the HUD Regulatory Agreement), immediately upon the issuance of a notice of termination to the Lessee and the Manager. If this Agreement is terminated pursuant to the provisions of this Section 7.5, the Lessee shall promptly make arrangements satisfactory to the Department and/or the HUD Secretary for the continuing proper management of the Facility.

         8. Covenant Not to Compete. The Manager agrees that it will not directly or indirectly manage, own or operate a senior housing facility, or permit any of its subsidiaries to directly or indirectly manage or own a senior housing facility within a fifteen (15) mile radius of the Facility, without the prior written consent of the Lessee during the term of this Agreement.

         9. Indemnification. The Lessee shall indemnify the Manager and hold it harmless of, from and against all costs, claims, damages or expenses, including reasonable attorney's fees (collectively "Cost"), incurred or suffered by the Manager and arising out of acts performed within the scope of this Agreement. Notwithstanding the foregoing, the Lessee shall have no obligation to indemnify the Manager or hold it harmless of, from, and against Costs incurred or suffered by the Manager as a result of the Manager's fraud, willful misconduct, or negligence, and for Costs incurred or suffered by the Manager as a result of the Manger's failure to submit proper reports to the appropriate regulatory agencies, to keep true, accurate and complete records or to obtain any necessary opinion of counsel as required by Section 1.1 of this Agreement. The Manager shall indemnify the Lessee and hold it harmless of, from and against all Costs incurred or suffered by the Lessee as a result of any of the Manager's fraud, willful misconduct, or negligence, or as a result of the Manager's failure to submit proper reports to the appropriate regulatory agencies, to keep true, accurate and complete records or to obtain any necessary opinion of counsel as required by Paragraph 1.1 of this Agreement.


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


         10. Access to Books and Records. As a subcontractor that may be subject to Section 1861 (v)(1)(I) of the Social Security Act (the "Act"), the Manager shall, upon written request, and in accordance with the above-mentioned section of the Act and regulations promulgated pursuant thereto, make available to the Comptroller General, the Secretary of Health and Human Services, and their duly authorized representatives, a copy of this Agreement and access to the Manager's books, documents, and records necessary to verify the nature and extent of the costs of services provided to the Lessee. Such access will be available until the expiration of four (4) years after the services to which the related cost have been furnished. The provision of this Paragraph 10 shall apply only if this Agreement is covered by the Act and such provisions shall become void and shall be of no further force or effect, if, at the time a request is made, this Agreement is not subject to the Act. The Manager agrees that if it carries out any of the duties of this Agreement through subcontract with a related organization which subcontract has a value or cost of $10,000 or more over a twelve (12) month period, the Manager will obtain an identical access requirement in such subcontract.

         11. Amendments. This Agreement shall not be changed, modified, terminated or discharged, in whole or in part, except by an instrument in writing signed by the Lessee and the Manager or their respective successors or assigns, or otherwise as provided herein. The Manager agrees to make any reasonable modifications to the Agreement as may be required by any lender. Such modifications shall be in writing and signed by the Lessee and the Manager.

         12. Governing Law. The provisions of this Agreement shall be governed by, construed, and interpreted in accordance with the laws of the State of Arizona. Any change in or enactment of any applicable law which has the effect of rendering any part of this Agreement invalid, illegal, or unenforceable shall not render the remainder of this Agreement invalid, illegal, or unenforceable, and the parties hereto agree that, in the event that any part of this Agreement is rendered in valid, illegal, or unenforceable, they shall negotiate in good faith to amend any such part of this Agreement so as to comply with any such law, as amended, and to further the respective objectives of the parties hereto.

         13. Assignment. Neither the Lessee nor the Manager shall assign its interest in this Agreement without the prior written consent of the other.

         14. Successors. This Agreement shall be binding upon and inure to the benefit of the parties and to their respective successors and assigns.

         15. Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.

         16. Notices. Any notice, demand, consent, or other written instrument required or permitted to be given under this Agreement ("Notice") shall be in writing signed by the party


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


giving such Notice and shall be hand delivered, sent by telecopier, nationally recognized overnight carrier or sent, postage prepaid, by Certified or Registered Mail, Return Requested, to the other party at the addresses listed below:

         As to Lessee:              Carematrix of The Inn at the Amethyst, Inc.
                                    197 First Avenue
                                    Needham, MA 02194
                                    Attn: James M, Clary, III, Esq.
                                    General Counsel/Executive Vice President

         With a copy to:            Nutter, McClennen & Fish, LLP
                                    One International Place
                                    Boston, MA  02110-2699
                                    Attn:  Marianne Ajemian, Esq.

         As the Manager:            Netwest Development Corporation
                                    2221 East Broadway Boulevard
                                    Suite 211
                                    Tucson, AZ 85719
                                    Attn: Dee T. O'Neill, General Counsel

Any party shall have the right to change the place to which such Notice shall be sent or delivered by similar notice sent in like manner to all other parties hereto. All Notices sent by certified mail shall be deemed received upon the earlier of three (3) days after the date postmarked or the date of actual receipt. All Notices that are hand delivered shall be deemed received upon delivery to the office or address of the addressee.

         17. Property. Trade names, marketing materials, marketing ideas and development material and records developed specifically for and related to the Facility shall be the property the Lessee. Trade names, ideas and documents, forms and development material not developed specifically for the Facility are to be considered proprietary and will remain the property of the Manager. All operational forms and documents including but not limited to policy and procedure manuals, operational forms, level of care determination systems, management policy books, inspection control manuals, and resident assistant management books are and will remain the property of the Manager. All financial management forms, documents and software systems including but not limited to bookkeeping manuals, financial forms, financial spreadsheets, database or word processing forms, and financial accounting packages are and will remain the property of the Manager. Upon the termination of this Agreement, the Lessee shall have the option to purchase operational material, except for the financial accounting packages, belonging to the Manager at a mutually agreed upon price.

         18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed original.

         19. Consents. In the event that the Lender's consent is required by the terms hereof for any purpose whatsoever, it is understood and agreed that (i) the Lessee's consent shall be subject to the consent of any Lender to the extent that such consent from any Lender is required under the terms of the applicable Loan Documents (which consent the Lessee shall seek to obtain), (ii) the Lessee's consent shall be subject to the consent of the Owner Lender to the extent that such consent from the Owner is required under the terms of the Lease (which consent the Lessee shall seek to obtain) and (iii) notwithstanding anything to the contrary set forth herein, it shall not be deemed unreasonable for the Lessee to withhold its consent in any given circumstance based upon the Lessee's inability to obtain any required consent from any Lender or the Owner.

         IN WITNESS WHEREOF, the parties have executed this Management Agreement as of the date first set forth above.


WITNESS:                                 LESSEE:
--------                                 -------


                                         CAREMATRIX OF THE INN AT THE AMETHYST,
                                         INC.



____________________________             By:  _________________________________
Name:                                         Name:  James M. Clary, III, Esq.
                                              Title: Executive Vice President


WITNESS:                                 MANAGER:
--------                                 --------


                                         NETWEST DEVELOPMENT CORPORATION



____________________________             By:  _________________________________
Name:                                         Name:  Priscilla S. Kuhn
                                              Title: President




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